UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2008

LIBERTY ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138107
(Commission File Number)

205024859
(IRS Employer Identification No.)

Church Barn, 3 Church Lane, Barlby, Selby, England YO8 5JG
(Address of principal executive offices and Zip Code)

(775) 981-9022
Registrant's telephone number, including area code

DMA MINERALS INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 11, 2008, we effected a 25 for one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 to 1,875,000,000 shares of common stock and out outstanding share capital has increased from 2,400,000 shares of common stock to 60,000,000 shares of common stock.

Also effective June 11, 2008, we have changed our name from “DMA Minerals Inc.” to “Liberty Energy Corp.”. The change of name was approved by our directors and a majority of our shareholders.

In addition, effective June 11, 2008, as approved by our directors and a majority of our shareholders, we reduced our authorized capital from 1,875,000,000 shares of common stock to 150,000,000 shares of common stock.

Item 7.01 Regulation FD Disclosure

The name change, forward stock split and reduction of authorized capital became effective with the Over-the-Counter Bulletin Board at the opening for trading on June 11, 2008 under the new stock symbol “LBYE”. Our new CUSIP number is 53045E 105.

Item 9.01 Financial Statements and Exhibits

3.01	Certificate of Change with respect to the forward stock split

3.02	Certificate of Amendment with respect to the change of name

3.03	Certificate of Change with respect to the reduction of authorized capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY CORP.

/s/ Daniel Martinez-Atkinson
Daniel Martinez-Atkinson
President

Date: June 11, 2008